Exhibit 31.1
Certification of Chief Executive Officer Pursuant to Section 302 of the
Sarbanes-Oxley Act and Rule 13a-14(a) or 15d-14(a)
Under the Securities and Exchange Act of 1934

I, Dennis Curran, certify that:
1.    I have reviewed this Amendment No. 1 to the Annual report on Form 10-K for the year ended December 31, 2023 of Acreage Holdings, Inc.; and
2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: April 30, 2024
By: /s/ Dennis Curran
Dennis Curran
Chief Executive Officer